UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2022 (May 17, 2022)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

1770 Hempstead Road Lancaster, PA	17605
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 8, 2022 (the “Petition Date”), Armstrong Flooring, Inc., a Delaware corporation (the “Company”), and certain of its wholly owned subsidiaries, AFI Licensing LLC, a Delaware limited liability company (“AFI Licensing” and, together with the Company, the “DIP Loan Parties”), Armstrong Flooring Latin America, Inc., a Delaware corporation, and Armstrong Flooring Canada Ltd., a British Columbia corporation (collectively with the Company, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The chapter 11 cases are being administered under the caption In re Armstrong Flooring, Inc., et al. (Case No. 22-10426) (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On May 17, 2022, the DIP Loan Parties entered into a Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement (the “DIP ABL Credit Agreement”) with the lenders from time to time party thereto (collectively, the “ABL Lenders”) and Bank of America, N.A., as administrative agent, collateral agent, swingline lender and L/C issuer (in such capacities, the “ABL DIP Agent”), whereby the ABL Lenders have provided a revolving loan facility (the “DIP ABL Facility”) in an aggregate principal amount of up to $90,000,000. Availability under the DIP ABL Facility is limited by a borrowing base, is subject to a minimum availability covenant of $13,000,000, and is reduced by the amount of the outstanding revolving loan obligations under the Company’s Credit Agreement, dated as of December 31, 2018 (as amended or otherwise modified prior to the Petition Date, the “Prepetition ABL Credit Agreement”). Paydowns of the DIP ABL Facility will be applied to reduce the obligations under the Prepetition ABL Credit Agreement, and the resulting availability will increase, on a dollar for dollar basis, availability under the DIP ABL Facility. Letters of credit issued and outstanding under the Prepetition ABL Credit Agreement were deemed to be issued and outstanding under the $20,000,000 sublimit for letters of credit under the DIP ABL Facility.

Concurrently with the entry into the DIP ABL Credit agreement, the DIP Loan Parties entered into a Senior Secured, Super-Priority Debtor-in-Possession Term Loan Agreement (the “DIP Term Loan Credit Agreement” and, together with the DIP ABL Credit Agreement, the “DIP Credit Agreements”) by and among the DIP Loan Parties, the lenders from time to time party thereto (the “Term Loan Lenders”), and Pathlight Capital LP, as administrative agent and collateral agent (in such capacities, the “Term Loan DIP Agent”), whereby the Term Loan Lenders provided the DIP Loan Parties a delayed draw term loan facility (the “DIP Term Loan Facility” and, together with the DIP ABL Facility, the “DIP Facilities”) in an aggregate principal amount of $37,333,333. The DIP Term Loan Facility consists of $12,000,000 in new money loans, a $24,000,000 roll-up of term loans outstanding under that certain Term Loan Agreement, dated as of June 23, 2020 (as amended prior to the Petition Date, the “Prepetition Term Loan Credit Agreement”), and original issue discount of $1,333,333, which was added to the outstanding principal of the DIP Term Loan Facility on the effective date of the DIP Term Loan Credit Agreement.

The obligations of the DIP Loan Parties under the DIP Credit Agreements are secured by a super-priority security interest in substantially all of the assets of the DIP Loan Parties pursuant to the DIP Credit Agreements and the interim order of the Court approving or authorizing the Company’s entry into and performance under the DIP Credit Agreements (the “DIP Order”), subject to certain exceptions and having the priorities set forth in the DIP Order. The obligations of the Debtors under the DIP Credit Agreements have priority over all other allowed Chapter 11 or Chapter 7 administrative expenses under the Bankruptcy Code, subject to a carveout as specified in the DIP Order for certain fees, including statutory fees and professional fees, as specified in the DIP Order.

The proceeds of the DIP Facilities will be used by the DIP Loan Parties, as permitted by the DIP Order and the DIP Credit Agreements, for working capital and general corporate purposes, the payment of fees and expenses in connection with the transactions related thereto, the pursuit of sale transactions, and bankruptcy-related costs and expenses in accordance with an approved budget.

The DIP Facilities mature 45 days after the Petition Date, subject to one 15-day extension subject to the conditions set forth in each DIP Credit Agreement.

Borrowings under the DIP ABL Credit Agreement will bear interest at a rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” plus 7.0% (increased to 9.0% upon the occurrence of an event of default).

Borrowings under the DIP Term Loan Credit Agreement will bear interest at a rate per annum equal to the London interbank offered rate for the relevant interest period (with a floor rate of 1.5%), plus 11% (increased to 13.0% upon the occurrence of an event of default).

The Company is required to pay a closing fee to the ABL Lenders in an amount equal to $1,140,000, the payment of which is deferred to the date of maturity of the DIP ABL Credit Agreement.

The DIP Credit Agreements each contain customary representations, warranties and covenants that are typical and customary for debtor-in-possession facilities of this type, including, but not limited to restrictions on the DIP Loan Parties’ ability and the ability of its subsidiaries to create liens, to undertake fundamental changes, to incur debt, to sell or dispose of assets, to make investments, to make restricted payments such as dividends, distributions or equity repurchases, to change the nature of their businesses, to enter into transactions with affiliates and to enter into certain burdensome agreements. The DIP Credit Agreements further require compliance with case milestones and compliance with the approved budget (subject to certain permitted variances). The DIP Credit Agreements also contain customary events of default, including as a result of certain events occurring in the Chapter 11 Cases.

The DIP Credit Agreements provide sufficient liquidity for the Company to operate as a debtor-in-possession. The DIP Facilities provide the full amount of the debtor-in-possession financing, and as such, the Debtors have withdrawn their request for the approval of the previously disclosed Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “JMB DIP Credit Agreement”) by and among the Company, as borrower, certain of the other Debtors, as guarantors, the lenders from time to time party thereto and JMB Capital Partners Lending, LLC (“JMB”), as administrative agent. In connection with the Company’s entry into the DIP Credit Agreements and pursuant to the DIP Order as well as various orders of the Court governing the Company’s use of cash collateral, in order to settle certain fees under the JMB DIP Credit Agreement, the Company has (i) paid $375,000 to JMB on account of various fees and expenses and (ii) agreed to pay, from proceeds of certain asset sales, an additional fee of $300,000.

The foregoing description of the DIP Facilities does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K regarding the DIP Credit Agreements is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 20, 2022, the Company issued conditional notices (each, a “WARN Notice”) under the Worker Adjustment and Retraining Notification Act (“WARN”) to all of its applicable North American employees in regards to total plant closures and layoffs that may occur if the Company is unable to timely secure a sale that addresses the Company’s debt and allows the Company to continue to operate as a going concern.

Each WARN Notice provides that there may be total and permanent closures of all Company facilities commencing June 17, 2022, with employment terminations occurring June 17, 2022 or within 14 days thereafter, unless the Company is able to avoid closures through a sale.

At this time, the Company is unable to make a good faith determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to potential workforce reduction actions. The Company will file an amendment to this Current Report on Form 8-K within four business days after it makes a determination of such estimate or range of estimates.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 9, 2022, the Company received a notice from the New York Stock Exchange (the “NYSE”) stating that NYSE Regulation has determined to commence proceedings to delist the Company’s common stock, par value $0.0001 (the “Common Stock”), from the NYSE as result of the Chapter 11 Cases.

On May 18, 2022, the Company received an additional notice from the NYSE that the Company was no longer in compliance with the continued listing standard pursuant to NYSE Listed Company Manual Section 802.01E due to the Company’s failure to timely file a Form 10-Q for the quarter ended March 31, 2022.

The Company does not intend to appeal the NYSE’s determination to delist the Company’s Common Stock, and therefore, it is expected that the Common Stock will be delisted. This determination does not affect the Company’s operations or business.

Item 8.01	Other Information.

On May 17, 2022, the Company issued a press release announcing the entry into the DIP Credit Agreements and the Bankruptcy Court’s entry of the DIP Order, as well certain other matters described therein. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company continues to face certain risks and uncertainties that have been affecting its business and operations, and these risks and uncertainties could impact the outcome of the Chapter 11 Cases. Holders of the Company’s equity securities will likely be entitled to little or no recovery on their investment following the Chapter 11 Cases, and recoveries to other stakeholders cannot be determined at this time. The Company cautions that trading in the Company’s securities given the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, by and among the Company, as borrower, AFI Licensing LLC, as guarantor, the lenders party thereto, and Bank of America, N.A. as administrative agent, collateral agent, swingline lender and L/C issuer

10.2	Senior Secured, Super-Priority Debtor-in-Possession Term Loan Agreement, by and among the Company, as borrower, AFI Licensing LLC, as guarantor, the lenders party thereto, and Pathlight Capital LP, as administrative agent and collateral agent

99.1	Press Release, dated May 17, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: May 20, 2022

11